UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2020

CONVERSION LABS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-55857	76-0238453
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Third Avenue, Suite 2800

New York, NY 10022

(Address of principal executive offices, including zip code)

(866) 351-5907

(Registrant’s telephone number, including area code)

Check the appropriate box below if the 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01.	Entry into a Material Definitive Agreement.

On July 27, 2020 (the “Effective Date”), Conversion Labs, Inc. (the “Company”), issued a Secured Convertible Promissory Note, in the principal amount of up to $1,500,000 (the “Note”), to an accredited investor (the “Investor”). As of the Effective Date, the Company received $600,000 in aggregate gross proceeds. Any additional advances under the Note would require the approval of the Investor in its sole discretion.

The Note accrues interest at a rate of one and one-quarter percent (1.25%) per month and matures on January 24, 2021 (the “Maturity Date”).

Upon the closing of a Qualified Financing prior to repayment of the Note, upon the written election by the Investor, the outstanding principal and all accrued but unpaid interest thereon shall convert into fully paid and nonassessable shares of the preferred stock, par value $0.001 per share (the “Preferred Stock”), of the Company issued and sold by the Company at the closing of a Qualified Financing. Upon such written election by the Investor, the Note shall convert into the number of shares of Preferred Stock (including fractional shares) equal to the quotient of (i) the outstanding principal and accrued but unpaid interest on the Note, divided by (ii) the price per share paid by the cash purchasers of the Preferred Stock sold in such Qualified Financing. “Qualified Financing” means a transaction or series of transactions with the principal purpose of raising capital pursuant to which the Company issues and sells shares of Preferred Stock for aggregate gross proceeds of at least $2,500,000 (excluding all proceeds from the incurrence of indebtedness, including the Note, that is converted into such Preferred Stock, or otherwise cancelled in consideration for the issuance of such Preferred Stock).

As collateral security for the Company’s obligations under the Note, the Company pledged, assigned and transferred to the Investor a first priority security interest in and collateral assignment of the Company’s right, title and interest in and to all of the Company’s tangible and intangible property.

The Note contains customary events of default (each an “Event of Default”). If an Event of Default occurs, all outstanding obligations owing under the Note will become immediately due and payable at the Investor’s election.

Item 1.01 of this Current Report on Form 8-K contains only a brief description of the material terms of the Note, and does not purport to be a complete description of the rights and obligations of the parties thereunder, and such description is qualified in its entirety by reference to the full text of the Note, the form of which is attached as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 2.03	Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The applicable information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
10.1	Secured Convertible Promissory Note, dated July 27, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CONVERSION LABS, INC.

Date: July 28, 2020	By:	/s/ Justin Schreiber
	Name:	Justin Schreiber
	Title:	Chief Executive Officer